PROMISSORY NOTE

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
Principal     Loan Date     Maturity      Loan No.    Call   Collateral   Account   Officer   Initials
$440,000.00   06-30-1997    07-01-2007                 07        66                   JTL
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   References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower:      Klein Engines & Competition Components, Inc.       Lender: Century Bank
               (TIN: 86-0720262)                                  7275 East Easy Street Suite B103
               1207 North Miller Road                             PO BOX 5328
               Tempe, AZ 85281-1856                               Carefree, AZ 85377
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Principal Amount: $440,000.00           Initial Rate: 9.500%            Date of Note: June 30, 1997
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PROMISE  TO PAY.  Klein  Engines &  Competition  Components,  Inc.  ("Borrower")
promises to pay to CENTURY  BANK  ("Lender"),  or order,  in lawful money of the
United States of America,  the principal amount of Four Hundred Forty Thousand &
00/100  Dollars  ($440,000.00),  together with interest on the unpaid  principal balance from June 30, 1997, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 119 regular payments of $4,101.00 each and one irregular last payment estimated at $330,726.71. Borrower's first payment is due August 1, 1997, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due July 1, 2007, will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate s substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each daily. The Index currently is 8.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 9.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to insure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrowers agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00 other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment of $25.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform
Borrower's obligation under this Note or any of the Related Documents. (d) any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect, either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assessment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breech of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then the Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this note to 18.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Arizona. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of MARICOPA County, the State of Arizona. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Arizona.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other

06-30-1997                       PROMISSORY NOTE                          Page 2
Loan No 10024                      (Continued)
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account),  including  without  limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however, all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to extend permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by a Deed of Trust dated June 30, 1997 to a trustee in favor of Lender on a real property located in MARICOPA County, State of Arizona, all the terms and conditions of which are hereby incorporated and made a part of this Note.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral securing this note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

CHANGE IN INTEREST RATES. Lender reserves the right to increase the monthly payment in the event of an increase in the rate of interest.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guaranties or endorses this Note, to the extent allowed by law, waive presentment demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fails to realize upon or perfect Lender's security interest in the lateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

EFFECTIVE RATE. Borrower agrees to an effective rate of interest that is the rate specified in this Note plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.

BORROWER:

Klein Engines & Competition Components, Inc.

By: /s/ Thomas G. Klein                       By: /s/ Merlin Gunderson
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    Thomas G. Klein, President                    Merlin Gunderson, Secretary

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